                                                                    Exhibit 11.1

                       PEDIATRIC SERVICES OF AMERICA, INC.
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                    Three Months Ended December 31,
                                                                     --------------------------------------------------------
                                                                              Basic                             Diluted
                                                                     -----------------------              -------------------
                                                                   1997                  1996           1997               1996
                                                                   ----                  ----           ----               ----
Weighted average common stock
   outstanding during the period..................                6,260,570         6,248,718          6,260,570           6,248,718
Options...........................................                      0                 0              204,545             183,889
Effect upon weighted average of shares
  issued in acquisitions..........................                  242,977               0              242,977                 0
                                                                  ---------         ---------          ---------           ---------
Total.............................................                6,503,547         6,248,718          6,708,092           6,432,607
                                                                  =========         =========          =========           =========

Net income attributable to common and common
  equivalent shares:
   Net Income.....................................               $2,121,642        $1,656,308         $2,121,642          $1,656,308
                                                                 ==========        ==========         ==========          ==========
Net income per common and common
  equivalent share................................               $     0.33        $     0.27         $     0.32          $     0.26
                                                                 ==========        ==========         ==========          ==========

                                                                              17